Exhibit 4.4

CNH EQUIPMENT TRUST 2005-B

CNHCA PURCHASE AGREEMENT

between

CNH CAPITAL AMERICA LLC

and

CNH CAPITAL RECEIVABLES LLC

Dated as of September 1, 2005

i

ii

CNHCA PURCHASE AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of September 1, 2005 between CNH CAPITAL AMERICA LLC, a Delaware limited liability company (“CNHCA”), and CNH CAPITAL RECEIVABLES LLC, a Delaware limited liability company (“CNHCR”).

RECITALS

WHEREAS, in the regular course of its business, CNHCA purchases, directly and indirectly, from equipment dealers and brokers, and directly originates, Contracts; and

WHEREAS, CNHCA and CNHCR wish to set forth the terms pursuant to which: (1) Contracts having an aggregate Contract Value of approximately $194,961,595.15 and identified on Schedule A to the CNHCA Assignment (the “CNHCA Purchased Contracts”) as of the Initial Cutoff Date and CNHCA’s right, title and interest in any True Lease Equipment related to such Contracts are to be sold by CNHCA to CNHCR on the date hereof and (2) certain Subsequent CNHCA Receivables and CNHCA’s right, title and interest in any True Lease Equipment related to such Subsequent CNHCA Receivables are to be sold by CNHCA to CNHCR from time to time on each Subsequent Transfer Date; and

WHEREAS, CNHCR, as of the Initial Cutoff Date, owned Contracts previously purchased from CNHCA pursuant to an Amended and Restated Receivables Purchase Agreement dated as of December 15, 2000 (as amended from time to time, the “CNHCA Liquidity Receivables Purchase Agreement”) between CNHCA and CNHCR, having an aggregate Contract Value of approximately $395,127,074.87 and identified on Schedule A to the Assignment (the “CNHCA Owned Contracts”, and together with the CNHCA Purchased Contracts, the “Initial CNHCA Receivables”); and

WHEREAS, the Initial CNHCA Receivables and the Subsequent CNHCA Receivables (collectively, the “CNHCA Receivables”), the NH Owned Contracts and any True Lease Equipment related to such CNHCA Receivables or NH Owned Contracts will be transferred by CNHCR, pursuant to the Sale and Servicing Agreement, to CNH Equipment Trust 2005-B (the “Trust”), which Trust will issue Certificates representing non-assessable, fully paid, undivided beneficial interests in, and 3.90844% Class A-1 Asset Backed Notes, 4.17% Class A-2 Asset Backed Notes, 4.27% Class A-3 Asset Backed Notes, floating rate Class A-4a Asset Backed Notes, 4.40% Class A-4b Asset Backed Notes, 4.57% Class B Asset Backed Notes and 4.93% Class C Asset Backed Notes collateralized by, the Receivables and the other property of the Trust; and

WHEREAS, CNHCA and CNHCR wish to set forth herein certain representations, warranties, covenants and indemnities of CNHCA with respect to the Receivables for the benefit of CNHCR, the Trust, the Noteholders, any Counterparty and the Certificateholders.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein the parties hereto agree as follows:

ARTICLE I
Certain Definitions

SECTION 1.1.  Definitions.  Capitalized terms used herein and not otherwise defined herein are defined in Appendix A to the Indenture dated as of the date hereof between CNH Equipment Trust 2005-B and JPMorgan Chase Bank, N.A., as Indenture Trustee.

SECTION 1.2.  Other Definitional Provisions.  (a)  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)           As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)           The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including, without limitation,”.

(d)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II
Conveyance of CNHCA Receivables

SECTION 2.1.  Conveyance of CNHCA Purchased Contracts.  In consideration of CNHCR’s payment of $590,088,670.03 (the “Initial CNHCA Purchase Price”)

in the manner set out in Section 2.5(a), CNHCA does hereby sell, transfer, assign, set over and otherwise convey to CNHCR, without recourse (subject to the obligations herein), all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under (collectively, the “Initial CNHCA Assets”):

(i)                            the CNHCA Purchased Contracts and the CNHCA Owned Contracts, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date;

(ii)                           the security interests in the Financed Equipment granted by Obligors pursuant to the CNHCA Purchased Contracts and the CNHCA Owned Contracts and any other interest of CNHCA in such Financed Equipment;

(iii)                          any proceeds with respect to the CNHCA Purchased Contracts and the CNHCA Owned Contracts from claims on insurance policies covering Financed Equipment or Obligors;

(iv)                          any proceeds from recourse to Dealers with respect to the CNHCA Purchased Contracts and the CNHCA Owned Contracts other than any interest in the Dealers’ reserve accounts maintained with CNHCA;

(v)                           any Financed Equipment that shall have secured the CNHCA Purchased Contracts and the CNHCA Owned Contracts and that shall have been acquired by or on behalf of CNHCR;

(vi)                          any True Lease Equipment that is subject to any CNHCA Purchased Contract or any CNHCA Owned Contract; and

(vii)                         the proceeds of any and all of the foregoing.

Insofar as the grant above relates to CNHCA Owned Contracts and related property, it is made for administrative convenience and is not intended to derogate from the prior conveyance of the CNHCA Owned Contracts and related property pursuant to the CNHCA Liquidity Receivables Purchase Agreement.

SECTION 2.2.  Conveyance of Subsequent CNHCA Receivables.  Subject to the conditions set forth in Section 4.1(b), in consideration of CNHCR’s delivery on the related Subsequent Transfer Date to or upon the order of CNHCA of the related Subsequent CNHCA Purchase Price pursuant to Section 2.5, CNHCA does hereby sell, transfer, assign, set over and otherwise convey to CNHCR, without recourse (subject to the obligations herein), all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under (collectively, the “Subsequent CNHCA Assets”; and together with the Initial CNHCA Assets, the “CNHCA Assets”):

(i)                            the Subsequent CNHCA Receivables listed on Schedule A to the related CNHCA Subsequent Transfer Assignment, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the related Subsequent Cutoff Date;

(ii)                           the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent CNHCA Receivables and any other interest of CNHCA in such Financed Equipment;

(iii)                          any proceeds with respect to such Subsequent CNHCA Receivables from claims on insurance policies covering Financed Equipment or Obligors;

(iv)                          any proceeds with respect to such Subsequent CNHCA Receivables from recourse to Dealers other than any interest in the Dealers’ reserve accounts maintained with CNHCA;

(v)                           any Financed Equipment that shall have secured any such Subsequent CNHCA Receivable and that shall have been acquired by or on behalf of CNHCR;

(vi)                          any True Lease Equipment that is subject to any Subsequent CNHCA Receivable; and

(vii)                         the proceeds of any and all of the foregoing.

SECTION 2.3.  Intention of the Parties.  The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by CNHCR and a sale by CNHCA of the CNHCA Purchased Contracts and the Subsequent CNHCA Receivables and any True Lease Equipment related to such CNHCA Purchased Contracts or Subsequent CNHCA Receivables, as the case may be, and not as a lending transaction, such that in the event of a filing of a petition for relief by or against CNHCA under the Bankruptcy Code, (i) such CNHCA Purchased Contracts, Subsequent CNHCA Receivables and True Lease Equipment would not be property of CNHCA’s bankruptcy estate under Section 541 of the Bankruptcy Code, (ii) the bankruptcy court would not compel the turnover of such CNHCA Purchased Contracts, Subsequent CNHCA Receivables and True Lease Equipment or collections thereon by CNHCR to CNHCA under Section 542 of the Bankruptcy Code, and (iii) the bankruptcy court would determine that payments on such CNHCA Purchased Contracts, Subsequent CNHCA Receivables and True Lease Equipment not in the possession of CNHCA would not be subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code imposed upon the commencement of CNHCA’s bankruptcy case.  The foregoing sale, assignment, transfer and conveyance does not constitute, and is not intended to result in a creation or assumption by CNHCR of, any obligation or liability with respect to any CNHCA Purchased Contract or any Subsequent CNHCA Receivables, nor shall CNHCR be obligated to perform or otherwise be responsible for any obligation of CNHCA or any other Person in connection with the CNHCA Purchased Contracts or the Subsequent CNHCA Receivables or under any agreement or instrument relating thereto, including any contract or any other obligation to any Obligor, except that CNHCR accepts any Contracts that are Leases subject to (and assumes) the covenants benefiting the Obligors under such Leases.

If (but only to the extent that) the transfer of the CNHCA Assets hereunder is characterized by a court or other governmental authority as a loan rather than a sale, CNHCA shall be deemed hereunder to have granted to CNHCR a security interest in all of CNHCA’s right, title and interest in and to the CNHCA Assets.  Such security interest shall secure all of CNHCA’s obligations (monetary or otherwise) under this Agreement and the other Basic Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent.  CNHCR shall have, with respect to the property described in Section 2.1 and Section 2.2, and in addition to all the other rights and remedies available to CNHCR under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

SECTION 2.4.  The Closing.  The sale and purchase of the CNHCA Purchased Contracts shall take place at a closing at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606 on the Closing Date, simultaneously with the closings under: (a) the Sale and Servicing Agreement, (b) the Trust Agreement, (c) the Administration Agreement and (d) the Indenture.

SECTION 2.5.  Payment of the Purchase Price.

(a)           CNHCA Purchased Contracts.  The Initial CNHCA Purchase Price is payable as follows:  (i) partially in cash on the Closing Date, and (ii) the remainder shall be deemed to have been paid by CNHCR to CNHCA and returned by CNHCA to CNHCR as a contribution to capital.

(b)           Subsequent CNHCA Receivables.  As consideration for the conveyance of Subsequent CNHCA Receivables pursuant to Section 2.2, CNHCR shall pay or cause to be paid to CNHCA on each Subsequent Transfer Date an amount (a “Subsequent CNHCA Purchase Price”) equal to the aggregate Contract Value of the Subsequent CNHCA Receivables as of the related Subsequent Cutoff Date, plus any premium or minus any discount agreed upon by CNHCA and CNHCR.  Any Subsequent CNHCA Purchase Price shall be payable as follows: (i) cash in the amount released to CNHCR in respect of the Subsequent CNHCA Receivables from the Pre-Funding Account pursuant to Section 5.8(a) of the Sale and Servicing Agreement shall be paid to CNHCA on the related Subsequent Transfer Date; and (ii) the balance shall be paid in cash as and when amounts are released to, or otherwise realized by, CNHCR from the Spread Account, the Negative Carry Account, and the Principal Supplement Account in accordance with the Sale and Servicing Agreement, or otherwise are available for such purpose.

SECTION 2.6.  Cross-Collateralization.  To the extent CNHCA retains any interest in any item of Financed Equipment securing the repayment of any Receivable, as a result of the related Obligor agreeing to cross-collateralize all obligations owed by such Obligor to CNHCA or otherwise, CNHCA acknowledges and agrees that its interest in the Financed Equipment shall be expressly subordinate and junior in priority to the repayment of all amounts outstanding under such Receivable prior to becoming available to pay any amount outstanding under any other obligation owed by such Obligor to CNHCA.  CNHCA hereby represents, warrants and covenants that NH Credit has not retained, and will not retain,  any interest in any item of Financed Equipment securing the repayment of any Receivable, whether as a result of the related Obligor agreeing to cross-collateralize obligations or otherwise.

ARTICLE III
Representations and Warranties

SECTION 3.1.  Representations and Warranties of CNHCR.  CNHCR hereby represents and warrants to CNHCA as of the date hereof and as of the Closing Date:

(a)           Organization and Good Standing.  CNHCR has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the CNHCA Receivables.

(b)           Due Qualification.  CNHCR is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c)           Power and Authority.  CNHCR has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by CNHCR by all necessary limited liability company action.

(d)           Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of CNHCR enforceable against CNHCR in accordance with its terms.

(e)           No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, limited liability company agreement or by-laws of CNHCR, or any indenture, agreement or other instrument to which CNHCR is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Sale and Servicing Agreement and the Indenture); or violate any law or, to the best of CNHCR’s knowledge, any order, rule or regulation applicable to CNHCR of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHCR or its properties.

(f)            No Proceedings.  There are no proceedings or investigations pending or, to CNHCR’s best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHCR or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by CNHCR of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 3.2.  Representations and Warranties of CNHCA.  (a)  CNHCA hereby represents and warrants to CNHCR as of the date hereof and as of the Closing Date:

(i)                            Organization and Good Standing.  CNHCA has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the CNHCA Receivables.

(ii)                           Due Qualification.  CNHCA is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(iii)                          Power and Authority.  CNHCA has the power and authority to execute and deliver this Agreement and to carry out its terms; CNHCA has full power and authority to sell and assign the property to be sold and assigned to CNHCR hereby and has duly authorized such sale and assignment to CNHCR by all necessary limited liability company action; and the execution, delivery and performance of this Agreement have been, and the execution, delivery and performance of each CNHCA Subsequent Transfer Assignment have been or will be on or before the related Subsequent Transfer Date, duly authorized by CNHCA by all necessary limited liability company action.

(iv)                          Binding Obligation.  This Agreement constitutes, and each CNHCA Subsequent Transfer Assignment when executed and delivered by CNHCA will constitute, a legal, valid and binding obligation of CNHCA enforceable against CNHCA in accordance with their terms.

(v)                           No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, by-laws or limited liability company agreement of CNHCA, or any indenture, agreement or other instrument to which CNHCA is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of CNHCA’s knowledge, any order, rule or regulation applicable to CNHCA of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHCA or its properties.

(vi)                          No Proceedings.  There are no proceedings or investigations pending or, to CNHCA’s best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHCA or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by CNHCA of its obligations under, or the validity or enforceability of, this Agreement.

(b)           CNHCA makes the following representations and warranties as to the Receivables on which CNHCR relies in accepting the Initial Receivables and the Subsequent Receivables and in transferring the Receivables to the Trust.  Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to CNHCR and the subsequent assignment and transfer of such Receivables to the Trust pursuant to the Sale and Servicing Agreement and pursuant to the Indenture:

(i)                            Characteristics of Receivables.  Each Receivable: (A) (1) (i) was originated in the United States of America by a Dealer in connection with the retail sale or lease of Financed Equipment in the ordinary course of such Dealer’s business, and (ii) was purchased by CNHCA (in the case of each CNHCA Receivable) or NH Credit (in the case of each NH Owned Contract) from a Dealer and validly assigned by such Dealer to CNHCA (in the case of each CNHCA Receivable) or NH Credit (in the case of each NH Owned Contract) in accordance with its terms, or (2) was originated in the United States of America by CNHCA (in the case of each CNHCA Receivable) or NH Credit (in the case of each NH Owned Contract) in connection with the financing or lease of Financed Equipment in the ordinary course of CNHCA’s business (in the case of each CNHCA Receivable) or NH Credit’s business (in the case of each NH Owned Contract) and, in each case, was fully and properly executed by the parties thereto, (B) has created a valid, subsisting and enforceable first priority security interest in the Financed Equipment in favor of CNHCA (in the case of each CNHCA Receivable) or NH Credit (in the case of each NH Owned Contract) except to the extent that such security interest has been assigned by CNHCA (in the case of each CNHCA Receivable) or NH Credit (in the case of each NH Owned Contract) to CNHCR, by CNHCR to the Issuer and by the Issuer to the Indenture Trustee, except that (x) no security interest against the Obligor is created in True Lease Equipment, and (y) CNHCA makes no representation or warranty as to any such security interest granted by any Dealer to secure the Dealer’s obligations to make payments in respect of Termination Values, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) (i) in the case of Retail Installment Contracts, provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (ii) in the case of any Contracts sold, or to be sold, hereunder that are Leases, provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, except that any Contracts sold, or to be sold, hereunder that are Leases also provide for payments of the related Termination Values.

(ii)                           Schedule of Receivables; No Adverse Selection of Receivables; Accuracy of Computer Tape.  The information set forth on Schedule A to the CNHCA Assignment delivered on the Closing Date is true and correct in all material respects as of the opening of business on the Initial Cutoff Date and the information set forth on Schedule A to the related CNHCA Subsequent Transfer Assignment will be true and correct on each Subsequent Transfer Date related to such CNHCA Subsequent Transfer Assignment.  No selection procedures believed by CNHCA or NH Credit to be adverse to the interests of the Trust, the Noteholders or the Certificateholders were or will be utilized in selecting the Receivables.  The computer tape regarding the Receivables made available to CNHCR and its assigns is true and correct in all respects.

(iii)                          Compliance with Law.  Each Receivable and the sale or lease of the related Financed Equipment complied in all material respects at the time it was originated or made and at the execution of this Agreement, and each CNHCA Subsequent Transfer Assignment complies in all material respects, with all requirements of applicable federal, state and local laws and regulations thereunder, including usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Wisconsin Consumer Act and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

(iv)                          Binding Obligation.  Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

(v)                           No Government Obligor.  None of the Receivables is due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state.

(vi)                          Security Interest in Financed Equipment.  Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Equipment in favor of CNHCA (in the case of each CNHCA Receivable) or NH Credit (in the case of each NH Owned Contract) as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Equipment in favor of CNHCA (in the case of each CNHCA Receivable) or NH Credit (in the case of each NH Owned Contract) as secured party, except that (A) no security interest against the Obligor is created in True Lease Equipment and (B) CNHCA makes no representation or warranty as to any security interest granted by any Dealer to secure the Dealer’s obligations to make payments in respect of Termination Values.

(vii)                         Receivables in Force.  No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Equipment been released from the Lien granted by the related Receivable in whole or in part.

(viii)                        No Amendment or Waiver.  No provision of a Receivable has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Receivable Files and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this Section.

(ix)                           No Defenses.  No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any Receivable.

(x)                            No Liens.  To the best of CNHCA’s knowledge, no Liens or claims, including claims for work, labor or materials, relating to any of the Financed Equipment have been filed that are Liens prior to, or equal or coordinate with, the security interest in the Financed Equipment granted by any Receivable, except those pursuant to the Basic Documents.

(xi)                           No Default.  No Receivable is a non-performing Receivable or has a payment that is more than 90 days overdue as of the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, and, except for a payment default continuing for a period of not more than 90 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing; and no continuing condition that with notice or the lapse of time would constitute such a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and CNHCA and NH Credit have not waived and shall not waive any of the foregoing.

(xii)                          Title.  It is the intention of CNHCA that the transfers and assignments contemplated herein and in the CNHCA Liquidity Receivables Purchase Agreement constitute a sale of the CNHCA Receivables from CNHCA to CNHCR and that the beneficial interest in and title to the CNHCA Receivables and any True Lease Equipment related to such CNHCA Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against CNHCA under any bankruptcy or similar law.  It is the intention of NH Credit that the transfers and assignments contemplated in the NH Liquidity Receivables Purchase Agreement constituted a sale of the NH Owned Contracts from NH Credit to CNHCR and that the beneficial interest in and title to the NH Owned Contracts not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against NH Credit under any bankruptcy or similar law.  No Receivable has been sold, transferred, assigned or pledged by CNHCA or NH Credit to any Person other than CNHCR.  Immediately prior to the transfers and assignments contemplated herein and in the CNHCA Liquidity Receivables Purchase Agreement or the NH Liquidity Receivables Purchase Agreement, as applicable, CNHCA or NH Credit, as applicable, had good title to each Receivable and any True Lease Equipment related to such Receivable, free and clear of all Liens and, immediately upon the transfer thereof, CNHCR shall have good title to each Receivable and any True Lease Equipment, free and clear of all Liens; and the transfer and assignment of the Receivables to CNHCR has been perfected under the UCC.

(xiii)                         Lawful Assignment.  No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or any Receivable under this Agreement, the

CNHCA Liquidity Receivables Purchase Agreement, the NH Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement or the Indenture is unlawful, void or voidable.

(xiv)                        All Filings Made.  All filings (including UCC filings) necessary in any jurisdiction to give CNHCR a first priority perfected ownership interest in the Receivables will be made on or prior to the Closing Date.

(xv)                         One Original.  There is only one original executed copy of each Receivable.

(xvi)                        Maturity of Receivables.  Each Receivable has a remaining term to maturity of not more than 72 months, in the case of the Initial Receivables, and 72 months, in the case of the Subsequent Receivables; the weighted average remaining term of the Initial Receivables is approximately 50.33 months as of the Initial Cutoff Date; the weighted average original term of the Receivables, including as of each Subsequent Transfer Date all Subsequent Receivables previously transferred to CNHCR, will not be greater than 55 months.

(xvii)                       Scheduled Payments.  No Receivable has a final scheduled payment date later than six months preceding the Final Scheduled Maturity Date; each Receivable provides for payments that fully amortize the Amount Financed over the original term of the Receivable, and is either a Precomputed Receivable or a Simple Interest Receivable.

(xviii)                      Insurance.  The Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Equipment and, in the case of any Lease, public liability insurance relating to the use of such Financed Equipment, in each case in accordance with CNHCA’s normal requirements (in the case of each CNHCA Receivable) or NH Credit’s normal requirements (in the case of each NH Owned Contract).

(xix)                         Concentrations.  (A)  No Receivable has a Statistical Contract Value (when combined with the Statistical Contract Value of any other Receivable with the same or an Affiliated Obligor) that exceeds 1% of the Initial Aggregate Statistical Contract Value.

(xx)                          Financing.  Approximately 69.68% of the aggregate Statistical Contract Value of the Initial Receivables, were secured by or constitute Receivables of equipment that was new at the time the related Initial Receivable was originated; the remainder of the Initial Receivables represent financing or leases of used equipment; approximately 69.49% of the aggregate Statistical Contract Value of the Initial Receivables, represent financing or leases of agricultural equipment; the remainder of the Initial Receivables represent financing or leases of construction equipment.  The aggregate Statistical Contract

Value of the Receivables for the purposes of the above calculations as of the Initial Cutoff Date is $634,064,453.68.  Additionally, not more than 35% of the aggregate Contract Value of the Receivables, including, as of each Subsequent Transfer Date, all Subsequent Receivables previously transferred to CNHCR, will represent Contracts for the financing or lease of construction equipment.  No Subsequent Receivable will represent the financing of truck equipment.

(xxi)                         No Bankruptcies.  No Obligor on any Receivable as of the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, was noted in the related Receivable File as being the subject of a bankruptcy proceeding.

(xxii)                        No Repossessions.  None of the Financed Equipment securing any Receivable is in repossession status.

(xxiii)                       Chattel Paper.  Each Receivable constitutes “chattel paper” as defined in the UCC of each State the law of which governs the perfection of the interest granted in it and/or the priority of such perfected interest.

(xxiv)                       U.S.  Obligors.  None of the Receivables is denominated and payable in any currency other than United States Dollars or is due from any Person that does not have a mailing address in the United States of America.

(xxv)                        Payment Frequency.  As of the Initial Cutoff Date and as shown on the books of CNHCA:  (A) Initial Receivables having an aggregate Statistical Contract Value equal to 40.03% of the Initial Aggregate Statistical Contract Value had annual scheduled payments, (B) Initial Receivables having an aggregate Statistical Contract Value equal to 2.95% of the Initial Aggregate Statistical Contract Value had semi-annual scheduled payments, (C) Initial Receivables having an aggregate Statistical Contract Value equal to 0.85% of the Initial Aggregate Statistical Contract Value had quarterly scheduled payments, (D) Initial Receivables having an aggregate Statistical Contract Value equal to 50.59% of the Initial Aggregate Statistical Contract Value had monthly scheduled payments, and (E) Initial Receivables having an aggregate Statistical Contract Value equal to 5.57% of the Initial Aggregate Statistical Contract Value had irregularly scheduled payments.

(xxvi)                       Interest Accruing.  Each Receivable, other than those Receivables consisting of Contracts that contain interest waivers for a specified period of time, is, as of the Closing Date or a Subsequent Transfer Date, as applicable, accruing interest; no Receivable contains an interest waiver extending more than 12 months after the Initial Cutoff Date.

(xxvii)                      Leases. Each Lease included in the Initial Receivables or the Subsequent Receivables has a Termination Value less than or equal to 10% of the purchase price of the equipment subject to such Lease and is a “lease intended as security” (rather than a true lease) within the meaning of Section 1-201(37) of the UCC.

(xxviii)                     CNHCA’s Representations.  The representations and warranties of CNHCA contained in Section 3.2(a) are true and correct, and the representations and warranties of NH Credit in Section 7.1 of the Sale and Servicing Agreement are true and correct.

(xxix)                       Obligations.  Neither CNHCA nor NH Credit has any obligations under any Contract, other than the covenant of quiet enjoyment benefiting the Obligors under any Contracts that are Leases.

(xxx)                        No Either/or Leases.  No Lease included in the Initial Receivables or the Subsequent Receivables is an Either/or Lease, and no Financed Equipment transferred to CNHCR on the Closing Date or any Subsequent Transfer Date, as the case may be, constitutes True Lease Equipment.

(xxxi)                       No Leases. Notwithstanding anything to the contrary in the Basic Documents, none of the Initial Receivables or the Subsequent CNHCA Receivables shall be Leases.

(xxxii)                      Perfection Representations. CNHCA further makes all the representations, warranties and covenants set forth in Schedule P.

ARTICLE IV
Conditions

SECTION 4.1.  Conditions to Obligation of CNHCR.

(a)           CNHCA Purchased Contracts.  The obligation of CNHCR to purchase the CNHCA Purchased Contracts is subject to the satisfaction of the following conditions:

(i)                            Representations and Warranties True.  The representations and warranties of CNHCA hereunder shall be true and correct on the Closing Date and CNHCA shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

(ii)                           Computer Files Marked.  CNHCA shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that CNHCA Receivables created in connection with the CNHCA Purchased Contracts have been sold to CNHCR pursuant to this Agreement and deliver to CNHCR the Schedule of CNHCA Receivables certified by the Chairman, the President, a Vice President or the Assistant Treasurer of CNHCA to be true, correct and complete.

(iii)                          Documents To Be Delivered by CNHCA on the Closing Date.

(A)                          The CNHCA Assignment.  On the Closing Date (but only if the Contract Value of the CNHCA Purchased Contracts is greater than zero), CNHCA will execute and deliver the CNHCA Assignment, which shall be substantially in the form of Exhibit A.

(B)                           Evidence of UCC Filing.  On or prior to the Closing Date (but only if the Contract Value of the CNHCA Purchased Contracts is greater than zero), CNHCA shall authorize and file, at its own expense, a UCC financing statement in each jurisdiction in which such action is required by applicable law to fully perfect CNHCR’s right, title and interest in the CNHCA Purchased Contracts and the other property sold hereunder, executed by CNHCA, as seller or debtor, and naming CNHCR, as purchaser or secured party, describing the CNHCA Purchased Contracts and the other property sold hereunder, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such CNHCA Purchased Contracts and such other property to CNHCR.  It is understood and agreed, however, that no filings will be made to perfect any security interest of CNHCR in CNHCA’s interests in Financed Equipment.  CNHCA shall deliver (or cause to be delivered) a file-stamped copy, or other evidence satisfactory to CNHCR of such filing, to CNHCR promptly upon CNHCA’s receipt thereof.

(C)                           Other Documents.  CNHCA will deliver such other documents as CNHCR may reasonably request.

(iv)                          Other Transactions.  The transactions contemplated by the Sale and Servicing Agreement to be consummated on the Closing Date shall be consummated on such date.

(b)           Subsequent CNHCA Receivables.  The obligation of CNHCR to purchase any Subsequent CNHCA Receivables is subject to the satisfaction of the following conditions on or prior to the related Subsequent Transfer Date:

(i)                            CNHCA shall have delivered to CNHCR a duly executed written assignment in substantially the form of Exhibit B (the “CNHCA Subsequent Transfer Assignment”), which shall include supplements to the Schedule of CNHCA Receivables listing the Subsequent CNHCA Receivables;

(ii)                           CNHCA shall, to the extent required by Section 5.2 of the Sale and Servicing Agreement, have delivered to CNHCR for deposit in the Collection Account all collections in respect of the Subsequent CNHCA Receivables;

(iii)                          as of such Subsequent Transfer Date: (A) CNHCA was not insolvent and will not become insolvent as a result of the transfer of Subsequent CNHCA Receivables on such Subsequent Transfer Date, (B) CNHCA did not intend to incur or believe that it would incur debts that would be beyond CNHCA’s ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of CNHCA did not constitute unreasonably small capital to carry out its business as conducted;

(iv)                          the applicable Spread Account Initial Deposit and Principal Supplement Account Deposit, if any, for such Subsequent Transfer Date shall have been made;

(v)                           the Funding Period shall not have terminated;

(vi)                          each of the representations and warranties made by CNHCA pursuant to Section 3.2(b) with respect to the Subsequent CNHCA Receivables or the Subsequent Receivables shall be true and correct as of such Subsequent Transfer Date, and CNHCA shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

(vii)                         CNHCA shall, at its own expense, on or prior to such Subsequent Transfer Date, indicate in its computer files that the Subsequent CNHCA Receivables identified in the related CNHCA Subsequent Transfer Assignment have been sold to CNHCR pursuant to this Agreement and the CNHCA Subsequent Transfer Assignment;

(viii)                        CNHCA shall take any action required to give CNHCR a first priority perfected ownership interest in the Subsequent CNHCA Receivables on or prior to the applicable Subsequent Transfer Date;

(ix)                           no selection procedures believed by CNHCA to be adverse to the interests of CNHCR, the Trust, the Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent CNHCA Receivables;

(x)                            the addition of the Subsequent CNHCA Receivables will not result in a material adverse tax consequence to CNHCR, the Trust, the Noteholders or the Certificateholders;

(xi)                           CNHCA shall have provided CNHCR a statement listing the aggregate Contract Value of such Subsequent CNHCA Receivables and any other information reasonably requested by CNHCR with respect to such Subsequent CNHCA Receivables;

(xii)                          all the conditions to the transfer of the Subsequent CNHCA Receivables to the Issuer specified in the Sale and Servicing Agreement shall have been satisfied; and

(xiii)                         CNHCA shall have delivered to CNHCR an Officer’s Certificate confirming the satisfaction of each condition precedent specified in this clause (b) (substantially in the form attached hereto as Annex A to the CNHCA Subsequent Transfer Assignment).

SECTION 4.2.  Conditions to Obligation of CNHCA.  The obligation of CNHCA to sell the CNHCA Purchased Contracts and the Subsequent CNHCA Receivables to CNHCR is subject to the satisfaction of the following conditions:

(a)           Representations and Warranties True.  The representations and warranties of CNHCR hereunder shall be true and correct on the Closing Date or the applicable Subsequent Transfer Date with the same effect as if then made, and CNHCR shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or such Subsequent Transfer Date.

(b)           Receivables Purchase Price.  On the Closing Date or the applicable Subsequent Transfer Date, CNHCR shall have delivered to CNHCA the portion of the Initial CNHCA Purchase Price or the Subsequent CNHCA Purchase Price, as the case may be, payable on the Closing Date or such Subsequent Transfer Date pursuant to Section 2.5.

ARTICLE V
Covenants of CNHCA

CNHCA agrees with CNHCR as follows; provided, however, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

SECTION 5.1.  Protection of Right, Title and Interest.  (a)  Filings.  CNHCA shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of CNHCR in and to the Receivables and the other property included in the Trust Estate to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of CNHCR hereunder to the CNHCA Receivables, and other property sold hereunder, and the NH Owned Contracts and other related property sold under the NH Liquidity Purchase Agreement.  It is understood and agreed, however, that no filings will be made to perfect any security interest of CNHCR in CNHCA’s interests (or NH Credit’s interests, as applicable) in Financed Equipment.  CNHCA shall deliver (or cause to be delivered) to CNHCR file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above as soon as available following such recordation, registration or filing.  CNHCR shall cooperate fully with CNHCA in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b)           Name Change.  Within 15 days after CNHCA makes any change in its name, identity or organizational structure that would or could reasonably be expected to make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the applicable provisions of the UCC or any title statute, CNHCA shall give CNHCR notice of any such change, and no later than five days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of CNHCR’s interest in the property included in the Trust Estate.

(c)           Location Change.  Within 15 days after CNHCA makes any change to its “location” as defined in Section 9-307 of the UCC, CNHCA shall give CNHCR notice of any such change, and no later than five days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of CNHCR’s interest in the property included in the Trust Estate

SECTION 5.2.  Other Liens or Interests.  Except for the conveyances hereunder and pursuant to the CNHCA Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement, the Indenture and the other Basic Documents, CNHCA: (a) will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the CNHCA Receivables, and (b) shall defend the right, title and interest of CNHCR in, to and under the Receivables against all claims of third parties claiming through or under CNHCA or NH Credit; provided, however, that CNHCA’s obligations under this Section shall terminate upon the termination of the Trust pursuant to the Trust Agreement.

SECTION 5.3.  Jurisdiction of Organization.  During the term of the CNHCA Receivables, CNHCA will maintain its “location” (as defined in Section 9-307 of the UCC) in one of the States.

SECTION 5.4.  Costs and Expenses.  CNHCA agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of CNHCR’s right, title and interest in, to and under the Receivables.

SECTION 5.5.  Indemnification.  CNHCA shall indemnify, defend and hold harmless CNHCR for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein.  These indemnity obligations shall be in addition to any obligation that CNHCA or NH Credit may otherwise have.  CNHCA shall indemnify, defend and hold harmless CNHCR, the Issuer, the Trustee and the Indenture Trustee (and their respective officers, directors, employees and agents) from and against any taxes that may at any time be asserted against such Person with respect to the sale of the CNHCA Purchased Contracts to CNHCR hereunder, the sale of the CNHCA Owned Contracts to

CNHCR under the CNHCA Liquidity Receivables Purchase Agreement, the sale of the NH Owned Contracts to CNHCR under the NH Liquidity Receivable Purchase Agreement or the sale of the CNHCA Receivables to the Issuer by CNHCR or the issuance and original sale of the Certificates and the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of CNHCR and the Issuer, not including any taxes asserted with respect to ownership of the Receivables on federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

SECTION 5.6.  Transfer of Subsequent CNHCA Receivables.  CNHCA covenants to transfer to CNHCR, pursuant to Section 2.2, Subsequent CNHCA Receivables with an aggregate Contract Value approximately equal to $546,546,346.07, subject only to the availability of such Subsequent CNHCA Receivables.

SECTION 5.7.  Cross-Collateralization.  To the extent that CNHCA transfers, sells, assigns or otherwise pledges any contract to a third party and retains any interest in any item of Financed Equipment securing the repayment of any Receivable, as a result of the related Obligor agreeing to cross-collateralize all obligations owed by such Obligor to CNHCA and its assigns or otherwise, CNHCA acknowledges and agrees that it shall obtain from such third party an agreement that such third party’s interest in the Financed Equipment shall be expressly subordinate and junior in priority to the repayment of all amounts outstanding under such Receivable prior to becoming available to pay any amount outstanding under any other obligation owed by such Obligor to such third party.  CNHCA hereby represents, warrants and covenants that NH Credit has not sold, assigned, or otherwise pledged to any third party (other than CNHCA) any interest in any item of Financed Equipment securing the repayment of any NH Owned Contract, and will not do so.

ARTICLE VI
Miscellaneous Provisions

SECTION 6.1.  Obligations of CNHCA.  The obligations of CNHCA under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

SECTION 6.2.  Repurchase Events.  CNHCA hereby covenants and agrees with CNHCR for the benefit of CNHCR, the Indenture Trustee, the Noteholders, the Trust, the Trustee and the Certificateholders that the occurrence of a breach of any of CNHCA’s representations and warranties contained in Section 3.2(b), shall constitute events obligating CNHCA to repurchase any Receivable and, with respect to a breach of any of CNHCA’s representations and warranties contained in Sections 3.2(b)(xvi), (xvii), (xix), (xx), (xxv) and (xxvi), any Receivable materially and adversely affected by any such breach (“Repurchase Events”) at the Purchase Amount from CNHCR or from the Trust.  Except as set forth in Section 5.5, the repurchase obligation of CNHCA shall constitute the sole remedy of CNHCR, the Indenture Trustee, the Noteholders, the Trust, the Trustee or the Certificateholders against CNHCA with respect to any Repurchase Event.  Section 4.6 and Section 9.1(a) of the Sale and Servicing Agreement are hereby incorporated by reference as if they were set forth herein.

SECTION 6.3.  CNHCR Assignment of Repurchased Receivables.  With respect to all Receivables repurchased by CNHCA pursuant to this Agreement, CNHCR shall sell, transfer, assign, set over and otherwise convey to CNHCA, without recourse, representation or warranty, all of CNHCR’s right, title and interest in, to and under such Receivables, and all security and documents relating thereto.

SECTION 6.4.  Trust.  CNHCA acknowledges and agrees that: (a) CNHCR will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trust, (b) the Trust will, pursuant to the Indenture, assign such Receivables and such rights to the Indenture Trustee and (c) the representations, warranties and covenants contained in this Agreement and the rights of CNHCR under this Agreement, including under Section 6.2, are intended to benefit the Trust, the Certificateholders, the Counterparties and the Noteholders.  CNHCA hereby consents to all such sales and assignments and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee shall have the same force and effect as if the right or remedy had been enforced or executed by CNHCR.

SECTION 6.5.  Amendment.  This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, by a written amendment duly executed and delivered by CNHCA and CNHCR, without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such amendment will not in the Opinion of Counsel, materially and adversely affect the interest of any Noteholder or Certificateholder.  Notwithstanding anything herein to the contrary, any term or provision of this Agreement may be amended by CNHCA and CNHCR without the consent of the Certificateholders, the Noteholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

This Agreement may also be amended from time to time by CNHCA and CNHCR, with prior written notice to the Rating Agencies, with the written consent of (x) Noteholders holding Notes evidencing at least a majority of the Note Balance and (y) the Certificateholders evidencing not less than 50% of the beneficial interest in the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes and Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 6.6.  Accountants’ Letters.  (a) A firm of independent certified public accountants will review the characteristics of the Receivables described in the Schedule of Receivables and will compare those characteristics to the information with respect to the Receivables contained in the Prospectus, (b) CNHCA will cooperate with CNHCR and such accounting firm in making available all information and taking all steps reasonably necessary to permit such accounting firm to complete the review set forth in clause (a) and to deliver the letters required of them under the Underwriting Agreement, (c) such accounting firm will deliver to CNHCR a letter, dated the date of the Prospectus, in the form previously agreed to by CNHCA, NH Credit and CNHCR, with respect to the financial and statistical information contained in the Prospectus and with respect to such other information as may be agreed in the form of the letter.

SECTION 6.7.  Waivers.  No failure or delay on the part of CNHCR in exercising any power, right or remedy under this Agreement, the CNHCA Assignment or any CNHCA Subsequent Transfer Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

SECTION 6.8.  Notices.  All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of CNHCA, to CNH Capital America LLC, 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Treasurer (telephone (847) 735-9200); (b) in the case of CNHCR, 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Treasurer (telephone (847) 735-9200), (c) in the case of the Rating Agencies, at their respective addresses set forth in Section 10.3 of the Sale and Servicing Agreement; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.9.  Costs and Expenses.  CNHCA will pay all expenses incident to the performance of its obligations under this Agreement and CNHCA agrees to pay all reasonable out-of-pocket costs and expenses of CNHCR, excluding fees and expenses of counsel, in connection with the perfection as against third parties of CNHCR’s right, title and interest in, to and under the Receivables and the enforcement of any obligation of CNHCA hereunder.

SECTION 6.10.  Representations of CNHCA and CNHCR.  The respective agreements, representations, warranties and other statements by CNHCA and CNHCR set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.4.

SECTION 6.11.  Confidential Information.  CNHCR agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of CNHCR’s rights hereunder, under the Receivables, under the Sale and Servicing Agreement or the Indenture or any other Basic Document or as required by any of the foregoing or by law.

SECTION 6.12.  Headings and Cross-References.  The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to Section names or numbers are to such Sections of this Agreement unless otherwise expressly indicated.

SECTION 6.13.  Governing Law.  This Agreement, the CNHCA Assignment, and each CNHCA Subsequent Transfer Assignment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder or thereunder shall be determined in accordance with such laws.

SECTION 6.14.  Counterparts.  This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

SECTION 6.15.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.16.  Information Requests.  The parties hereto shall provide any information reasonably requested by the other party or any of their Affiliates, at the expense of such party, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.

CNH Capital Receivables LLC

By:	/s/ Brian O’Keane
Name: Brian O’Keane
Title: Treasurer

CNH Capital America LLC

By:	/s/ Brian O’Keane
Name: Brian O’Keane
Title: Treasurer

S-1

EXHIBIT A

to CNHCA Purchase Agreement

FORM OF

CNHCA ASSIGNMENT

For value received, in accordance with and subject to the CNHCA Purchase Agreement dated as of September 1, 2005 (the “CNHCA Purchase Agreement”), between the undersigned and CNH Capital Receivables LLC (“CNHCR”), the undersigned does hereby sell, assign, transfer, set over and otherwise convey unto CNHCR, without recourse, all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under: (a) the CNHCA Purchased Contracts, which are listed on Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to the CNHCA Purchased Contracts and any other interest of the undersigned in such Financed Equipment, (c) any proceeds with respect to the CNHCA Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to the CNHCA Purchased Contracts other than any interest in the Dealers’ reserve accounts maintained with CNH Capital America LLC, (e) any Financed Equipment that shall have secured the CNHCA Purchased Contracts and that shall have been acquired by or on behalf of CNHCR, (f) any True Lease Equipment that is subject to any CNHCA Purchased Contract, and (g) the proceeds of any and all of the foregoing.  The foregoing sale does not constitute and is not intended to result in any assumption by CNHCR of any obligation (other than the covenant of quiet enjoyment benefiting the Obligors under any Contracts that are Leases) of the undersigned to the Obligors, insurers or any other person in connection with the CNHCA Purchased Contracts, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

This CNHCA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the CNHCA Purchase Agreement and is to be governed in all respects by the CNHCA Purchase Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the CNHCA Purchase Agreement.

A-1

IN WITNESS WHEREOF, the undersigned has caused this CNHCA Assignment to be duly executed as of September 1, 2005.

CNH Capital America LLC

By:
Name:
Title:

A-2

EXHIBIT B

to CNHCA Purchase Agreement

FORM OF

CNHCA SUBSEQUENT TRANSFER ASSIGNMENT

For value received, in accordance with and subject to the CNHCA Purchase Agreement dated as of September 1, 2005 (the “CNHCA Purchase Agreement”), between CNH Capital America LLC, a Delaware limited liability company (“CNHCA”), and CNH Capital Receivables LLC, a Delaware limited liability company (“CNHCR”), CNHCA does hereby sell, transfer, assign, set over and otherwise convey to CNHCR, without recourse, all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under: (a) the Subsequent CNHCA Receivables, with an aggregate Contract Value equal to $[  ], listed on Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Subsequent Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent CNHCA Receivables and any other interest of CNHCA in such Financed Equipment, (c) any proceeds with respect to such Subsequent CNHCA Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to such Subsequent CNHCA Receivables other than any interest in the Dealers’ reserve accounts maintained with CNHCA, (e) any Financed Equipment that shall have secured any such Subsequent CNHCA Receivables and that shall have been acquired by or on behalf of CNHCR, (f) any True Lease Equipment that is subject to any Subsequent CNHCA Receivable, and (g) the proceeds of any and all of the foregoing.  The foregoing sale does not constitute and is not intended to result in any assumption by CNHCR of any obligation (other than the covenant of quiet enjoyment benefiting the Obligors under any Contracts that are Leases) of CNHCA to the Obligors, insurers or any other person in connection with such Subsequent CNHCA Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

This CNHCA Subsequent Transfer Assignment is made pursuant to and upon the representations, warranties and agreements on the part of CNHCA contained in the CNHCA Purchase Agreement (including the Officer’s Certificate of CNHCA accompanying this Agreement) and is to be governed in all respects by the CNHCA Purchase Agreement.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the CNHCA Purchase Agreement.

B-1

IN WITNESS WHEREOF, the undersigned has caused this CNHCA Subsequent Transfer Assignment to be duly executed as of the      day of                     , 2005.

CNH Capital America LLC

By:
Name:
Title:

B-2

SCHEDULE A

to CNHCA Subsequent Transfer Assignment

SCHEDULE OF SUBSEQUENT CNHCA RECEIVABLES

[See attached list]

ANNEX A

to CNHCA Subsequent Transfer Assignment

OFFICER’S CERTIFICATE

I, the undersigned officer of CNH Capital America LLC (the “Company”), do hereby certify, pursuant to Section 4.1(b)(xiii) of the CNHCA Purchase Agreement dated as of September 1, 2005, among the Company, and CNH Capital Receivables LLC (the “CNHCA Purchase Agreement”), that (i) all of the conditions precedent to the transfer to CNHCR of the Subsequent CNHCA Receivables listed on Schedule A to the CNHCA Subsequent Transfer Assignment delivered herewith, and the other property and rights related to such Subsequent CNHCA Receivables as described in Section 2.2 of the CNHCA Purchase Agreement, have been satisfied on or prior to the related Subsequent Transfer Date and (ii) each statement of fact set forth in any officer’s certificate executed by an officer of the Company in connection with an Opinion of Counsel delivered on the Closing Date with respect to a transfer of, or a security interest in, the CNHCA Receivables shall be true and correct as of the date hereof with respect to the Subsequent CNHCA Receivables listed on the aforementioned Schedule A.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the CNHCA Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this        day of                       , 2005.

By:
Name:
Title:

Schedule P

1.             General.  The CNHCA Purchase Agreement creates, or with respect to CNHCA Receivables that are Subsequent Receivables upon the transfer of such Subsequent Receivables pursuant to the Subsequent Transfer Assignment will create, a valid and continuing security interest (as defined in the UCC) in the CNHCA Receivables in favor of CNHCR, which, (a) is enforceable upon execution of the CNHCA Purchase Agreement against creditors of and purchasers from CNHCA, as such enforceability may be limited by applicable debtor relief laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) upon filing of the financing statements described in clause 4 below will be prior to all other Liens (other than Liens permitted pursuant to clause 3 below).

2.             General.  The CNHCA Receivables constitute “tangible chattel paper” within the meaning of UCC Section 9-102.  CNHCA has taken all steps necessary to perfect its security interest against the Obligor in the Financed Equipment securing the CNHCA Receivables.

3.             Creation.  Immediately prior to the conveyance of the CNHCA Receivables pursuant to the CNHCA Purchase Agreement, CNHCA owns and has good and marketable title to, or has a valid security interest in, the CNHCA Receivables free and clear of any Lien, claim or encumbrance of any Person.

4.             Perfection.  CNHCA has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to CNHCR under the CNHCA Purchase Agreement in the CNHCA Receivables.  With respect to the CNHCA Receivables that constitute tangible chattel paper, CNHCA has in its possession the original copies of such tangible chattel paper that constitute or evidence the CNHCA Receivables, and CNHCA has caused, or will have caused within ten days of the effective date of the CNHCA Purchase Agreement, the filing of financing statements against CNHCA and such originator in favor of CNHCR in connection herewith describing such CNHCA Receivables and containing a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Buyer.”

5.             Priority.  Other than the security interests granted to CNHCR pursuant to the CNHCA Purchase Agreement and the CNHCA Liquidity Receivables Purchase Agreement, CNHCA has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the CNHCA Receivables.  CNHCA has not authorized the filing of and is not aware of any financing statements against CNHCA that include a description of collateral covering the CNHCA Receivables other than any financing statement (i) relating to the security interests granted to CNHCR under the CNHCA Purchase Agreement and the CNHCA Liquidity Receivables Purchase Agreement (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Basic Documents.  None of the tangible chattel paper that constitutes or evidences the CNHCA Receivables has any marks or notations indicating that they have pledged, assigned or otherwise conveyed to any Person other than Indenture Trustee.